Item 2. Code of Ethics

As of the end of the period covered by this report, registrant has adopted a code of ethics (as defined in Item 2 of Form N-CSR) applicable to registrant's Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer. No waivers were granted to such code of ethics during the period covered by this report. However, during the period covered by this report, such code of ethics was amended to (a) reflect the new names of Registrant and its affiliated investment company ("Thrivent Series Fund, Inc."); (b) add the name of a newly-created affiliated investment company as being covered by such code: and (c) permit the Chief Legal Officer to keep copies of the records required to be kept under such code. A copy of this code of ethics is filed as an exhibit to this Form N-CSR.

Item 3. Audit Committee Financial Expert

Registrant's Board of Directors has determined that Herbert F. Eggerding, Jr., an independent director, is the Audit Committee Financial Expert.

Item 4. Principal Accountant Fees and Services

(a) Audit Fees

The aggregate fees billed by registrant's independent public accountants, PricewaterhouseCoopers LLP ("PwC"), for each of the last two complete fiscal years and the fiscal period covered by this report for professional services rendered in connection with the audit of registrant's annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements were $371,572 for the year ended December 31, 2004, and $ 367,000 for the year ended December 31, 2005.

(b) Audit-Related Fees

The aggregate fees PwC billed to registrant for each of the last two fiscal years for assurance and other services which are reasonably related to the performance of registrant's audit and are not reported under Item 4(a) were $0 for the fiscal year ended December 31, 2004, and $10,000 for the fiscal year ended December 31, 2005. The aggregate fees PwC billed to registrant's investment adviser and any entity controlling, controlled by, or under common control with registrant's investment adviser for assurance and other services directly related to the operations and financial reporting of registrant were $0 for the year ended December 31, 2004, and $0 for the year ended December 31, 2005.

(c) Tax Fees

The aggregate tax fees PwC billed to registrant for each of the last two fiscal years for tax compliance, tax advice, and tax planning services were $210,645 for the year ended December 31, 2004 and $90,780 for the year ended December 31, 2005. The aggregate tax fees PwC billed to registrant's investment adviser and any entity controlling, controlled by, or under common control with registrant's investment adviser for services directly related to the operations and financial reporting of registrant were $0 for the year ended December 31, 2004, and $0 for the year ended December 31, 2005.

(d) All Other Fees

The aggregate fees PwC billed to registrant for each of the last two fiscal years for products and services provided other than the services reported in paragraphs (a) through (c) of this item were $0 for the year ended December 31, 2004, and $0 for the year ended December 31, 2005. The aggregate fees PwC billed to registrant's investment adviser and any entity controlling, controlled by, or under common control with registrant's investment adviser for products and services provided other than the services reported in paragraphs (a) through (c) of this item were $56,415 for the year ended December 31, 2004, and $44,431 for the year ended December 31, 2005.

(e) Registrant's audit and compliance committee charter, adopted in August 2004, provides that the audit and compliance committee (comprised of the independent directors of registrant) is responsible for pre-approval of all auditing services performed for the registrant. The audit and compliance committee reports to the Board of Directors ("Board") regarding its approval of the engagement of the auditor and the proposed fees for the engagement, and the majority of the Board (including the members of the Board who are independent directors) must approve the auditor at an in-person meeting. The audit and compliance committee also is responsible for pre-approval (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended) of all non-auditing services performed for the registrant or for any service affiliate of registrant. Registrant's audit and compliance committee charter also permits a designated member of the audit and compliance committee to pre-approve, between meetings, one or more non-audit service projects, subject to ratification by the audit and compliance committee at the next meeting of the audit and compliance committee. Registrant's audit and compliance committee pre-approved all fees described above which PwC billed to registrant.

(f) Less than 50% of the hours billed by PwC for auditing services to registrant for the fiscal year ended December 31, 2005, were for work performed by persons other than full-time, permanent employees of PwC.

(g) The aggregate non-audit fees billed by PwC to registrant and to registrant's investment adviser and any entity controlling, controlled by, or under common control with registrant's investment adviser for the fiscal years ending December 31, 2004, and December 31, 2005, were $0 and $10,745, respectively.

(h) Registrant's audit and compliance committee has considered the non-audit services provided to the registrant and registrant's investment adviser and any entity controlling, controlled by, or under common control with registrant's investment adviser as described above and determined that these services do not compromise PwC's independence.

Item 5. Audit Committee of Listed Registrants

Not applicable.

Item 6. Schedule of Investments

Registrant's Schedule of Investments is included in the report to shareholders filed under Item 1.

Item 7. Disclosure of Proxy Voting Policies and Procedures for Closed-End Management Investment Companies

Not applicable.

Item 8. Purchases of Equity Securities by Closed-End Management Investment Company andAffiliated Purchasers.

Not applicable.

Item 9. Submission of Matters to a Vote of Security Holders

There have been no material changes to the procedures by which shareholders may recommend nominees to registrant's board of trustees.

Item 10. Controls and Procedures

(a)(i) Registrant's President and Treasurer have concluded that registrant's disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act) are effective, based on their evaluation of these controls and procedures as of a date within 90 days of the filing date of this report.

(a)(ii) There were no changes in registrant's internal controls over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act) that occurred during the fiscal period from October 1, 2004 through December 31, 2004, that has materially affected, or is reasonably likely to materially affect, registrant's internal control over financial reporting.

Item 11. Exhibits

(a) The code of ethics pursuant to Item 2 is attached hereto.

(b) Certifications pursuant to Rules 30a-2(a) and 30a-2(b) under the Investment Company Act of 1940 are attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 27, 2006

THRIVENT SERIES FUND, INC.

By: /s/ Pamela J. Moret
-----------------------------------------
Pamela J. Moret
President

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: February 27, 2006

By: /s/ Pamela J. Moret
-----------------------------------------
Pamela J. Moret
President

Date: February 27, 2006

By: /s/ Gerard V. Vaillancourt
-----------------------------------------
Gerard V. Vaillancourt
Treasurer

CERTIFICATION BY PRESIDENT

I, Pamela J. Moret, certify that:

1. I have reviewed this report on Form N-CSR of Thrivent Series Fund, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed to registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: February 27, 2006	/s/ Pamela J. Moret
-----------------------------------------
Pamela J. Moret
President

CERTIFICATION BY TREASURER

I, Gerard V. Vaillancourt, certify that:

1. I have reviewed this report on Form N-CSR of Thrivent Series Fund, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed to registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: February 27, 2006

 /s/ Gerard V. Vaillancourt
-----------------------------------------
Gerard V. Vaillancourt
Treasurer

CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Registrant: Thrivent Series Fund, Inc.

In connection with the Report on Form N-CSR for the above-named issuer, the undersigned hereby certify, to the best of her or his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of  1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: February 27, 2006	/s/ Pamela J. Moret
-------------------------------------------
Pamela J. Moret
President

Date: February 27, 2006	/s/ Gerard V. Vaillancourt
---------------------------------------
Gerard V. Vaillancourt
Treasurer